UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 23, 2026 (February 17, 2026)

TEXAS MINERAL RESOURCES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-53482	87-0294969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 21st Street #44 Galveston, TX 77550
(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (915) 369-2133

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY NOTE

As previously announced in Forms 8-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2025 (“February 12 Form 8-K”) and February 20, 2025 (“February 20 Form 8-K,” and collectively with the February 12 Form 8-K, the “February 2025 Forms 8-K”), Texas Mineral Resources Corp. (the “Company”) entered into loan and securities purchase agreements with an aggregate of fifteen accredited investors, pursuant to which the investors lent the Company an aggregate principal amount of $1,098,000, convertible into an aggregate of 3,660,000 shares of common stock, par value $0.01 per share (“Common Stock), at a fixed conversion rate of $0.30 per share, and in connection therewith the investors received five-year warrants to purchase an aggregate of up to 10,980,000 shares of Common Stock at an exercise price of $0.30 per share (“Warrants”). As reported in a Form 8-K filed with the SEC on August 11, 2025, the Company announced that the principal amount of $1,098,000 of the notes were converted into 3,660,000 shares of Common Stock. As reported in the Form 10-Q for the quarterly period ended November 30, 2025, filed with the SEC on January 14, 2026, Warrants to purchase 8,880,000 shares Common Stock remained outstanding. In connection with the issuance of the Warrants, the Company granted piggy-back registration rights with respect to the resale of the shares of Common Stock underlying the Warrants and, commencing on February 10, 2026, if the resale of the underlying shares may not be effected pursuant to an effective resale registration statement, the Warrants provide for a cashless, net issuance exercise. There is no effective resale registration statement with respect to the shares underlying the Warrants. Between February 17, 2026 and February 23, 2026, holders of Warrants to purchase 8,880,000 shares of Common Stock (which Warrants were issued in connection with the February 2025 transaction) exercised these Warrants on a cashless, net issuance exercise basis and were issued 6,187,472 shares of Common Stock. As of the date hereof, no Warrants issued in connection with the February 2025 transaction remain outstanding.

Item 3.02. Unregistered Sales of Equity Securities.

The February 2025 Forms 8-K previously reported the issuance of the Warrants exercisable to purchase an aggregate of 10,980,000 shares of Common Stock, and the February 2025 Forms 8-K also stated that the issuance of the underlying 10,980,000 shares of Common Stock, upon exercise of the Warrants, would be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), pursuant to Section 4(a)(2) thereof, to the fifteen “accredited investors” as defined in Rule 501 of Regulation D promulgated by the SEC without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. The issuance of the 6,187,472 shares of Common Stock upon the cashless, net issuance exercise of the Warrants issued in connection with the February 2025 transaction, as disclosed in Item 8.01 below (which disclosure in Item 8.01 is incorporated herein by reference), was issued in accordance with the disclosure set forth in Item 3.02 of the February 2025 Forms 8-K.

On January 5, 2026, the Company issued an aggregate of 111,729 shares of Common Stock to its directors in lieu of cash directors’ fees. These shares of Common Stock were issued, in reliance on the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale.

Item 8.01. Other Events.

Between February 17, 2026 and February 23, 2026, holders of Warrants to purchase 8,880,000 shares of Common Stock (which Warrants were issued in connection with the February 2025 transaction) exercised these Warrants on a cashless, net issuance exercise basis and were issued 6,187,472 shares of Common Stock. As of the date hereof, no Warrants issued in connection with the February 2025 transaction remain outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

Date: February 23, 2026	By:	/s/ Wm. Chris Mathers
		Name:	Wm. Chris Mathers
		Title:	Chief Financial Officer